Exhibit 10-2

Date

Name
Address

Dear Name:

Pursuant to the terms and conditions of the Company's Performance Unit Plan (the "Plan"), you have been granted Performance Units as outlined below. The Performance Unit program provides you with an opportunity to receive a cash payment from the Company that is based upon the value of shares of Company Stock and is contingent on the Company's Total Shareholder Return ("TSR") over a three-year performance period beginning on January 1, 2005, relative to thirty benchmark electric utilities with similar long-term strategies.

Granted To: Name

Grant Date: Insert Effective Date

Performance Units at Target: ___________

By my signature below, I hereby acknowledge receipt of this grant on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the grant and the Plan.

Signature: ______________________________________ Date: ________________

Name

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.